     AGREEMENT effective as of the 5th day of April, 1995 (the "Effective Date") by and between Automated Securities Clearance Ltd., a New Jersey corporation, having its principal office at 800 Harbor Boulevard, Weehawken, New Jersey 07087 ("ASC"), and Knight Securities, a LP ______________ , having its principal office at 525 Washington Boulevard, 35th Floor, Jersey City, New Jersey 07320 ("Customer").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, ASC has developed and owns a computer software program for the financial services industry, which program is an order entry and execution system as more fully described in Schedule "A" attached hereto (the "BRASS System"); and

     WHEREAS, Customer desires to obtain a non-exclusive, non-transferable, permanent license from ASC to use the BRASS System for the use of Customer.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises set forth below, the parties hereto agree as follows:

     1.   Grant of License.   Subject to the terms and conditions of this
          ----------------
Agreement, ASC hereby grants to Customer, and Customer hereby accepts from ASC, a non-transferable, non-exclusive license in perpetuity (subject to termination as provided in Section 3 and Section 11 hereof) to use the BRASS System (the "License") for the use of Customer. ASC shall provide to Customer all documentation required to allow Customer to use and operate the BRASS System in accordance with, and subject to, all of the terms, conditions and provisions of this Agreement. The BRASS System, together with all source codes, object codes and all enhancements, adaptations and modifications thereof, and any related documentation of any type whatsoever is sometimes hereinafter referred to collectively as the "Licensed Software."

          Modifications or enhancements may be made by Customer to any Licensed Software, without ASC's prior written consent; provided, however, that ASC shall have no obligation to provide maintenance, software support, or daily operations support (including, without limitation, the maintenance, software support and daily operations support services to be provided by ASC under this Agreement) with respect to all or any portion of the BRASS System and/or the Licensed Software so modified or enhanced, unless ASC (in its sole and absolute discretion) has consented in writing to such modifications or enhancements prior to their being made to the Licensed Software.


          2.   Computer Equipment.
               ------------------

               (a) Customer hereby agrees to acquire, at its sole cost and expense, the data communications and terminal equipment necessary to utilize the BRASS System and support its trading operation, including, without limitation, Sun Microsystems computer hardware and system software (i.e., AIX, Sybase) (collectively, the "Computer Equipment"). The Computer Equipment will be delivered and installed at Customer's premises located at 525 Washington Boulevard, 35th floor, Jersey City, New Jersey 07320 ("Customer's Premises"). For the purpose of enabling ASC to perform its obligations under Sections 8 and 9 hereof, Customer agrees to provide ASC, at Customer's sole cost and expense, with a dedicated line to access the BRASS System at Customer's premises which will enable ASC from its facility in Weehawken, New Jersey, to diagnose a promblem with the operation of the Brass System at Customer's Premises.

               (b)  Site Preparation. Customer, at its sole cost and expense,
                    ----------------
with the advice and assistance of ASC, will prepare the space at Customer's Premises at which the Computer Equipment will be installed. The location of such installation shall be selected sensitive to power, environmental HVAC and related concerns necessary for the proper operation of the Computer Equipment.

          3.   Term. The term of the License granted hereunder (the "License
               ----
Term") shall commence on the Effective Date and continue in perpetuity, unless this Agreement is terminated pursuant to Section 11 hereof, in which event the License Term will terminate; provided, however, that Customer may terminate this Agreement at anytime after the one (1) year anniversary of the Acceptance Date (as defined in Section 7 (e)) upon six (6) months prior written notice to ASC, in which event the License Term will terminate.

          4.   Fees.
               ----

               (a)  License Fee. In consideration for the License granted by ASC
                    -----------
to Customer hereunder and for other good and valuable consideration, Customer hereby agrees to pay ASC a fee (the "License Fee") in accordance with the following:

                    (i) Commencing with the third (3rd) day that Customer has utilized the BRASS System for the actual processing of its trading operation (hereinafter referred to as the "Utilization Date") and continuing for each month, or part thereof, until ASC provides Customer with application programming interfaces which will enable Customer to receive order, trade and profit and loss data from the BRASS System and to send order data to the BRASS System (the "APIs"), the sum of $3,000 per month for the use of the BRASS System by up to three (3) traders of Customer; $4,000 for four (4) traders; $5,000 for (5) traders; $6,000 for (6) traders; and $15,000 per month for the use of the BRASS System by more than six (6) traders of Customer, until such time ASC provides Customer with the APIs, whereupon the License Fee shall be increased to $17,500 per month until the fifth (5th) year anniversary of the Utilization Date; and

                    (ii) Commencing with the month immediately following and continuing for each month during the subsequent sixth (6th) and seventh (7th) years, the sum of $8,750 per month.

     The License Fee shall be payable on the first (1st) day of each month during this seven (7) year period. After the expiration of this 7 year period, and provided that Customer has performed all of its obligations hereunder, Customer will have the License in perpetuity without any further obligation to pay the License Fee unless this Agreement is terminated pursuant to Section 11 hereof, in which event the License Term will terminate.

               (b)  Software Support and Maintenance Fee. In consideration for
                    ------------------------------------
the software support and the maintenance service provided hereunder, Customer hereby agrees to pay ASC a fee in the sum of Fourteen Thousand ($14,000) Dollars on the Utilization Date and on the first (1st) day of each month thereafter during the Maintenance Term (as hereinafter defined) and each renewal thereof (the "Maintenance Fee").

               (c)  Daily Operations Support Fee. In consideration for the Daily
                    ----------------------------
Operations Support (as hereinafter defined) to be provided by ASC hereunder, Customer hereby agrees to pay ASC a fee in sum of Six Thousand ($6,000) Dollars on the Utilization Date and on the first (1st) day of each month thereafter during the Daily Operations Support Term (as hereinafter defined) and each renewal thereof (the "Daily Operations Fee").

               (d)  Initial Fee. Customer will pay to ASC a non-refundable fee
                    -----------
in the sum of Forty Thousand ($40,000) Dollars upon the execution of this Agreement as an advance payment for the License Fee (the "Initial Fee").

               (e)  Late Charges. In the event that payment of any one or more
                    ------------
of the Initial Fee, the License Fee, the Maintenance Fee and the Daily Operations Fee is received more than thirty (30) days after the date any such fee is due pursuant hereto, Customer shall pay a late payment charge of one and one-half (1 1/2%) percent per month on the unpaid balance of such fee.

               (f)  CPI Increase. The Maintenance Fee and the Daily Operations
                    ------------
Fee shall each be subject to annual increases based upon the percentage increase in the CPI from the first year of the Maintenance Term and Daily Operations Support Term as compared to subsequent years of these terms. ASC reserves the right to charge Customer with a compounded CPI increase for those years in which it does not impose a CPI increase on a Customer for either or each of the Maintenance Fee and the Daily Operations Fee.

                    The term "CPI" as used in this Article shall mean the United States Consumer Price Index, All Urban Customers, for the Northeastern New Jersey-New York, New York Metropolitan Area, United States City Average, All Items Category, Based 1982-1984 = 100. If the CPI is no longer calculated utilizing the 1982-1984 = 100 base at the time any adjustment is to be calculated pursuant to this Section, then the CPI figure shall be calculated by referring to the CPI figure for the categories set forth above, and converting that figure to the 1982-1984 = 100 base by utilizing the conversion factor published by the Bureau of Labor Statistics.

          5.   Proprietary Rights; Non-Disclosure. All Licensed Software is, and
               ----------------------------------
shall remain, the exclusive property of ASC. Customer has no right to use the Licensed Software for any purpose other than that expressly stated in this Agreement or authority to sublicense, sell, disclose, reveal or otherwise communicate except as permitted by Section 6 hereof), directly or indirectly, information about the BRASS System or any Licensed Software to any third party.

          6.   Confidentiality; Source Code.
               ----------------------------

               (a) ASC and Customer shall acquire and hold in a fiduciary capacity for each other all information, knowledge and data relating to or concerned with each organization's operations, sales, customers, business and affairs, and shall not, at any time, use such information, knowledge and/or data (hereinafter "Confidential Information") other than for the purpose of performing their respective obligations hereunder, or disclose or divulge any Confidential Information to any person, firm, partnership limited liability company, corporation or other entity other than those officers, directors and employees (collectively "Employees") of ASC or Customer who have a need to know such Confidential Information and only if such Employees agree in writing to be bound by the restrictions of Section 5 hereof and this Section 6. Confidential Information does not include information which is (i) in the public domain, (ii) within the custody or control of either party hereto before the Effective Date, or (iii) disclosed to either party hereto by a third party who is legally entitled to make such disclosure.

               (b) ASC will provide Customer with a copy of the BRASS System source codes and the related documentation which comprises the Licensed Software for the sole purpose of off-site storage. Customer acknowledges and agrees that the Licensed Software is the property of and a trade secret of ASC and constitutes "Confidential Information" hereunder. Customer shall be fully responsible for the actions of each of its Employees with respect to maintaining the confidentiality of the Licensed

Software, whether or not any such individual is or was acting within the scope of his or her employment while breaching such confidentiality. Simultaneously with the execution of this Agreement, Customer, on its own behalf and on behalf of its Employees, will execute a Confidentiality Agreement in the form of that set forth in Schedule "B" attached hereto (the "Confidentiality Agreement"). Any non-Employee of Customer (i.e., consultants, agents, representatives) shall execute a Confidentiality Agreement in a form substantially similar to Schedule "B", prior to his, her or its access to the Licensed Software or any part thereof.

          7.   ESTABLISHMENT OF BRASS SYSTEM FOR CUSTOMER.
               ------------------------------------------

               (a)  Programming Services. As soon as practicable after the
                    --------------------
installation of all the Computer Equipment, ASC will (i) deliver the entire BRASS System to Customer at Customer's Premises, (ii) provide Customer with application programming interfaces which will enable Customer to receive order, trade and profit and loss data from the BRASS System, (iii) provide Customer with an application programming interface which will enable Customer to send order data to the BRASS System, and (iv) prior to the full implementation of the BRASS System, ASC will demonstrate the operation of the BRASS System to Customer at Customer's Premises.

     ASC will provide Customer with an interface to Customer's Trimark System by the 45th day after the Effective Date or on such date Customer is ready to test the interface, whichever is later. If ASC is unable to complete this interface to the Trimark System by the date due to no fault of Customer, then Customer may declare ASC to be in default pursuant to Section 11(b) hereof.

     ASC will provide Customer with the capability to support a "third market" trading operation within six (6) months from Customer's written request therefor to ASC in accordance with the attached schedule.

               (b)  Training and Education. ASC will provide comprehensive
                    ----------------------
training and education to Customer's order entry and execution terminal operators on the actual use of the BRASS System; provided, however, that Customer will bear the expenses for travel and accommodations incurred by ASC in providing such training and education.

               (c)  Daily Operations Training on the BRASS System. In connection
                    ---------------------------------------------
with the expiration of the Daily Operations Support Term and all renewals thereof, ASC will provide comprehensive training and education to Customer's data processing personnel on the structure, design and internal coding conventions of the BRASS System applications, provided, however, that Customer will bear the expenses for travel and accommodations incurred by ASC in providing such training and education.

               (d)  Obligations of Customer. In connection with the
                    -----------------------
establishment of the BRASS System, Customer shall perform the following obligations:

                    (i) provide accurate and complete data to ASC for conversion to the BRASS System; and

                    (ii) assign Customer personnel adequately trained in the appropriate technical skills to assist in the implementation of the BRASS System.

               (e)  Acceptance of BRASS System.  The BRASS System shall be
                    --------------------------
deemed accepted by Customer on a date (the "Acceptance Date") which will occur on the earlier of: (i) the first day that Customer is able to execute not less than five thousand (5,000) trades per day through the BRASS System; or (ii) the one hundred eightieth (180th) day after the Utilization Date. Customer shall use its best efforts to achieve execution through the BRASS System of no less than five thousand (5,000) trades per day until such time as the BRASS System has been deemed accepted in accordance with this Section 7(e).

          8.   Maintenance; Software Support.
               -----------------------------

               (a) Subject to earlier termination pursuant to Section 3, 8(d) or 11 hereof, the term during which the agreements set forth in this Section 8 shall remain in effect (the "Maintenance Term") shall commence on the Utilization Date and shall continue until the first anniversary of the Acceptance Date; provided, however, that Customer shall have the option to renew the Maintenance Term for successive one (1) year periods, subject to earlier termination pursuant to Section 3, 8(d) or 11 hereof, by giving ASC notice of its exercise of said option within thirty (30) days prior to the expiration of the then current Maintenance Term or renewal thereof, as the case may be.

               (b) In consideration of Customer's payment of the Maintenance Fee, ASC shall provide Customer with maintenance service with respect to the BRASS System during the Maintenance Term and each renewal thereof, upon the following terms and conditions:

                    (i)    During the Daily Operations Support Term.  During the
                           ----------------------------------------
Daily Operations Support Term (as hereinafter defined) and each renewal thereof, ASC shall monitor the operation of the BRASS System to detect problems with such operation. In the event that ASC detects such a problem, it will endeavor to determine whether the problem relates to a problem with (A) the Computer Equipment, (B) non-BRASS System Software utilized in connection with the BRASS System (the "System Software") or (C) the application of the BRASS System to Customer's trading operation (a "BRASS Application Problem"). ASC will notify Customer if the problem relates to a problem with the Computer Equipment or the System Software. Customer shall be responsible for resolving any problems with the Computer Equipment, and ASC will reasonably cooperate in the resolution of the same. ASC will exercise reasonable efforts to correct System Software problems arising at ASC's premises. In the event that it is unable to resolve any such System Software problem after exercising reasonable efforts, it shall notify Customer, whereupon Customer shall be responsible for resolving such System Software problem. ASC will use reasonable efforts to correct all BRASS Application Problems. The foregoing obligations of ASC shall be in addition to its obligation to provide second level desk support as provided in Sections

9(b)(i)(d) and 9(b)(iii) hereof. Customer shall fully cooperate with ASC's maintenance efforts, including, without limitation, by giving ASC prompt telephonic notice of any and all problems in the operation of the BRASS System that Customer detects or of which Customer is aware, and by taking whatever action at Customer's Premises that ASC reasonably requests in order to correct problems with the operation of the BRASS System.

                    (ii)   When ASC is No Longer Providing Daily Operation
                           -----------------------------------------------
Support.  Upon the expiration of the Daily Operations Support Term (as
-------
hereinafter defined) and all renewals thereof, ASC shall provide maintenance services in accordance with the following:

                           (A)  First Level Support.  Customer will designate
                                -------------------
certain qualified employees to be responsible for determining whether a problem in the operation of the BRASS System relates to a problem with the Computer Equipment or the System Software or whether the problem is a BRASS Application Problem. Customer will be solely responsible for resolving problems with the Computer Equipment and the System Software. Upon Customer's request. ASC will assist Customer in determining the nature of the problem. If it is determined that the problem is a BRASS Application Problem, then Customer will promptly provide telephonic notice to ASC, who will then respond with Second Level Support.

                           (B)  Second Level Support.  ASC will designate, with
                                --------------------
Customer's consent, which consent will not be unreasonably withheld, certain qualified employees as "Second Level

Support Representatives" to receive notices from Customer with respect to a BRASS Application Problem.

                    Customer will have access to Second Level Support Representatives to answer questions with respect to a BRASS Application Problem by way of a telephone hot-line which will be available during the hours of 7:00 a.m. through 5:30 p.m. Eastern Time on weekdays, excluding holidays during which the stock exchanges are closed ("Telephone Hot-line Support"). There will also be 24-hour emergency beeper service.

                    If the BRASS Application Problem is causing a complete system level service interruption, ASC will have fifteen (15) minutes from its receipt of telephonic notice from Customer requesting Second Level Support to solve the problem. Should ASC be unable to solve the problem within 15 minutes, it shall dispatch its Second Level Support Representative to Customer's Premises. Said Second Level Support Representative will use reasonable efforts to promptly correct the problem.

               (c) After the expiration of the Maintenance Term and each renewal thereof, Customer shall only be entitled to receive maintenance service from ASC with respect to the BRASS System on a time-charge basis and, in addition, Customer shall be responsible to Pay for ASC's cost of all materials used by ASC in connection with its providing such maintenance service. Payment of the foregoing by Customer shall be made upon receipt of an invoice for the same from ASC and shall be subject to assessment of a late payment charge as provided in Section 4)e) hereof.

               (d) In the event that (i) Customer fails to comply with the provisions of Sections 5 and 6 hereof, (ii) Customer fails to make any payment due under this Agreement within ten (10) business days after ASC gives Customer notice of Customer's failure to make such payment, or (iii) Customer fails to comply with any other material provision of this Agreement within thirty (30) days after ASC gives Customer notice of Customer's non-compliance, then the obligations of ASC under this Section 8 shall terminate; provided, however, that Customer shall be obligated to pay ASC for any then unpaid Maintenance Fee payments.

               (e) During the Maintenance Term and each renewal thereof, ASC will provide Customer with any standard BRASS System Software reports, updates and enhancements, regulatory or otherwise, which it creates pertaining to both the source codes and object codes therefor.

          9.   DAILY OPERATIONS SUPPORT.
               ------------------------

               (a) Subject to earlier termination pursuant to Section 3, 9(c) or 11 hereof, the term during which the agreements set forth in this Section 9 shall remain in effect (the "Daily Operations Support Term") shall commence on the Utilization Date and shall continue until the first anniversary of the Acceptance Date; provided, however, that Customer shall have the option to renew the Maintenance Term for successive one (1) year periods, subject to earlier termination pursuant to Section 3, 9(c) or 11 hereof, by giving ASC notice of its exercise of said option within thirty (30) days prior to the expiration of the then current Daily Operations Support Term or renewal thereof, as the case may be.

               (b) In consideration of Customer's payment of the Daily Operations Fee, ASC shall provide Customer with daily operations support of the BRASS System during the Daily Operations Support Term and each renewal thereof, upon the following terms and conditions ("Daily Operations Support"):

                    (i) In connection with the daily operation of Customer's BRASS System, ASC agrees to undertake responsibility for the following:

                         (A)  the morning start-up operation of Customer's BRASS
System;

                         (B)  process monitoring of Customer's BRASS System;

                         (C)  the evening batch cycle of Customer's BRASS
System;

                         (D)  second level desk support for Customer's BRASS
System;

                         (E)  support for up to six external correspondent
circuits at no additional charge, and for each additional correspondent circuit thereafter as to which Customer gives ASC thirty (30) days' prior notice, at the rate of One Hundred Fifty ($150.00) Dollars per circuit, per month (charges for all such additional correspondents, if any, shall be added to and paid as part of the Daily Operations Support Fee); and

                           (F)  the provision of on-site operation support in
the event that the primary and secondary communication links between ASC and Customer become inoperable.

                    (ii) With respect to the process monitoring of Customer's BRASS System, upon detection thereof, ASC agrees to undertake to correct a BRASS Application Problem with Customer's BRASS System, including, for example, responding to Customer's BRASS System error messages that are delivered to Customer's printer; provided, however, that, in the event that ASC is unable to correct such a BRASS Application Problem, nothing provided herein shall afford Customer with any rights, or subject ASC to any liability, beyond that which is provided for in this Agreement.

                    (iii) Second level desk support for Customer's BRASS System shall consist of the following:

                           (A)  ASC will designate certain qualified employees
as "Second Level Support Representatives" to receive notices from Customer with respect to a BRASS Application Problem with the order entry and execution terminals located at Customer's Premises.

                           (B)  Customer will have access to Second Level
Support Representatives to answer questions with respect to such BRASS Application Problems by ??? of Telephone Hot-Line Support.

                           (C)  If the BRASS Application Problem is causing
complete terminal service interruption, ASC will have fifteen (15) minutes from its receipt of telephonic notice from Customer requesting Second Level Support to solve the problem.

Should ASC be unable to solve the problem within 15 minutes, it shall dispatch its Second Level Support Representative to Customer's Premises. Said Second Level Support Representative will use reasonable efforts to promptly correct the problem.

                    (iv) Notwithstanding anything to the contrary set forth in this Section 9, in connection with the daily operation of Customer's BRASS System, Customer agrees to retain responsibility for the following:

                           (A)  network support for Customer's BRASS System;


                           (B)  hardware and operating system support for
Customer's BRASS System; and

                           (C)  primary desk support for Customer's BRASS
System.

                    (v) If in connection with the performance of ASC's obligations under this Section 9 hereof, ASC discovers any problems with Customer's BRASS System relating to the network, hardware, operating system or primary desk for Customer's BRASS System, ASC agrees to notify the designated representative of Customer as soon as is reasonably practicable after ASC's discovery of any such problem.

               (c) If the event that (i) Customer fails to comply with the provisions of Sections 5 and 6 hereof, (ii) Customer fails to make any payment due under this Agreement within ten (10) business days after ASC gives Customer notice of Customer's failure to make such payment, or (iii) Customer fails to comply with any other material provision of this Agreement within thirty (30) days after ASC gives Customer notice of Customer's non-compliance; then the obligations of ASC under this Section 9 shall terminate, provided, however, that Customer shall be obligated to pay ASC for any then unpaid Daily Operations Fee payments.

          10.  BRASS PERFORMANCE STANDARDS.
               ---------------------------

               (a)  Defined Terms. For purposes of this Section 10 the following
                    -------------
definitions shall apply:

                    (i) the "Actual Performance Rate" shall mean a percentage equal to 100% minus (A) (1) the total number of minutes during a given Performance Month (as hereinafter defined) that the BRASS Transmission Service failed to operate minus (2) the Permitted Operational Failures (as hereinafter defined) for such Performance Month, divided by (B) the total number of minutes of such Performance Month.

                    (ii) a "Monthly Performance Failure" shall mean the failure of the BRASS Transmission Service to operate at less than the Target Performance Rate (as hereinafter defined) during any Performance Month.

                    (iii) a "Performance Day" shall mean any weekday during a Performance Month, except holidays during which the stock exchanges are closed, commencing at 9:30 A.M. and ending at 4:00 P.M. There are 390 minutes in each Performance Day.

                    (iv) a "Performance Month" shall mean all of the Performance Days in a given month during the Term.

               (v) the "Permitted Operational Failures" for any given Performance Month shall mean a number of minutes equal to the total number of minutes during such Performance Month that the BRASS Transmission Service failed to operate due to events which would constitute a force majeure under Section 15 hereof.

               (vi) the "Target Performance Rate" shall mean the satisfactory operation of the BRASS Transmission Service for 99.6% or more of the total number of minutes during any given Performance Month.

          (b)  Performance Rebate. In the event that a Monthly Performance
               ------------------
Failure occurs during any Performance Month, Customer shall be entitled to receive a rebate off the License Fee for such Performance Month (the "Monthly Performance Rebate"); provided, however, that in no event shall the Monthly Performance Rebate exceed the amount of the License Fee for such Performance Month. The Monthly Performance Rebate for such Performance Month shall be calculated by multiplying the License Fee for such Performance Month by a percentage equal to five (5) times difference between the Target Performance Rate and the Actual Performance Rate. For purposes of making and calculations pursuant to this Section 10(b), each fraction of a minute shall be rounded off to the nearest whole minute.

          (c)  Notice of Claim for Monthly Performance Rebate. It is a condition
               ----------------------------------------------
precedent to Customer's entitlement to receive any Monthly Performance Rebate pursuant to this Section 10 that Customer provide ASC with written notice of its claim within ten (10) business days after the end of the month for which Customer claims a Monthly Performance Rebate. Such notice shall specify the exact date, time and duration (rounded off to the nearest minute) of each operational failure of the BRASS Transmission Service included in the calculation of the Monthly Performance Failure giving rise to such Performance Rebate and shall set forth the calculations used to determine the Monthly Performance Rebate for the applicable period.

               (d)  Terminal Servers. It is a condition precedent to Customer's
                    ----------------
entitlement to receive any Monthly Performance Rebate pursuant to this Section 10 that Customer maintain at Customer's Premises during the Term and any renewal term hereof adequate terminal server capability. The failure by Customer to comply with this condition precedent shall render this entire Section 10 null and void.

               (e)  Disputes. If after receiving Customer's notice of claim for
                    --------
a Monthly Performance Rebate, ASC shall dispute any specified operational failure of the BRASS Transmission Service, and/or the Monthly Performance Rebate, ASC shall promptly give notice of such dispute to Customer, and, thereafter, ASC and Customer shall work in good faith towards a mutually acceptable resolution of such dispute. In the event that ASC and Customer are unable to reach such a mutually acceptable resolution within ten (10) business days after ASC receives Customer's notice of claim for the Monthly Performance Rebate, the dispute shall be referred for resolution by a mutually acceptable third party whose determination as to such dispute shall be final.

               (f)  Award of Performance Rebate. Any Monthly Performance Rebate
                    ---------------------------
required to be given under this Section 10 shall be credited to Customer's account with ASC on the later of (i) the due date of the License Fee for the second month next succeeding the month with respect to which the Monthly Performance Rebate is claimed, or (ii) the date that any dispute as to Customer's claim for such Monthly Performance Rebate has been resolved in accordance with Section 10(c) hereof, or shall be paid to Customer by such date if the License to use the BRASS System granted hereunder or if this Agreement has been terminated. On or after the date that Customer's account is so credited, Customer shall be entitled to offset from the amount of any License Fee which is then or thereafter due to ASC the amount of such credit. The Monthly Performance Rebate will be awarded solely in accordance with the foregoing provisions of this Section 10(f).

               (g)  Customer Remedies Still Apply. Nothing provided in this
                    -----------------------------
Section 10 shall be deemed to preclude the termination of this Agreement under
Section 11(b) hereof.

          11.  Defaults and Termination.
               ------------------------

               (a)  Events of Default by Customer. Customer shall be in default
                    -----------------------------
under this Agreement if any of the following occur:

                    (i) Customer fails to make any payment to ASC hereunder after the expiration of ten (10) days written notice;

                    (ii) Customer fails to comply with the provisions of Sections 5 and 6 hereof; or

                    (iii) Customer fails to perform or comply with any other term or condition of this Agreement and such non-performance or non-compliance has not been cured after the expiration of thirty (30) days prior written notice.

          In the event of a default by Customer, ACS may, upon notice to Customer, declare all amounts owed to it hereunder immediately due and payable and/or declare this Agreement to be terminated. The election by ASC of either or both of such remedies shall not exclude the election of any other remedy.

               (b)  Events of Default by ASC. ACS shall be in default under this
                    ------------------------
Agreement if it fails to perform or comply with any material term or condition of this Agreement and such non-performance or non-compliance has not been cured after the expiration of thirty (30) days prior written notice from Customer. In the event of such a default, this Agreement will be terminated and neither party shall have any further liability to the other, except Customer shall pay to ASC all due but unpaid amounts which it is required to pay under this Agreement.

               (c) Upon termination of this Agreement, the License granted hereunder to use the BRASS System will automatically terminate without the requirement of any notice.

               (d) Upon termination of this Agreement, for any reason whatsoever, Customer shall immediately return and cause to be returned to ASC all Licensed Software and all copies made thereof.

          12.  Warranties; Limitation of Liability; Remedies.
               ---------------------------------------------

               (a) ASC warrants that it owns all the rights required to grant this license to Customer. ASC does not warrant that the Licensed Software will meet Customer's desired results or that any defects in the Licensed Software can or will be corrected.

               (b) ASC MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL SUCH OTHER WARRANTIES ARE HEREBY DISCLAIMED.

               (c) THE COMMITMENTS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF ASC FOR DAMAGE OR OTHER RELIEF, INCLUDING, WITHOUT LIMITATION, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES THAT IN ANY WAY ARISE FROM OR ARE IN CONNECTION WITH THE USE AND/OR PERFORMANCE OF THE BRASS SYSTEM.

          13.  Taxes; Communication Costs.
               --------------------------

               (a)  Taxes. The fees set forth in this Agreement and in any
                    -----
schedules attached hereto are exclusive of all sales or use taxes levied on the License of the BRASS System or any of the services or support to be provided by ASC hereunder, however designated and levied by any state, local or federal government. Customer shall be solely responsible for the payment of such taxes and the filing of any tax returns applicable thereto.

               (b)  Communication Costs. ASC will be solely responsible for the
                    -------------------
cost of the telephone line charges for the

NASDAQ Level I and CTCI lines, and dial-up charges up to Fifty ($50) Dollars per month. Customer will be solely responsible for the NASDAQ and stock exchange service charges associated with the implementation of the BRASS System, the cost of the installation of the telephone lines and the leased line charges and dial back-up charges from the ASC data center to Customer's processing facility and trading location, and the cost of all ancillary services rendered by third-parties in connection with Customer's use of the BRASS System. These charges will be included in ASC's monthly invoice to Customer. A schedule of the one-time installation charge for the telephone lines and the current fees charged for the telephone lines and the current fees charged by third parties in connection with the Customer's use of the BRASS System is set forth on Schedule "C" attached hereto. The fees set forth on Schedule "C" are subject to adjustment from time to time in the event the fees charged by such third parties change, and additional third party fees may be added to Schedule "C" from time to time in the event that new third party value-added services become available in connection with the Customer's use of the BRASS Transmission Service.

          14.  Arbitration. Any controversy or claim arising out of, or relating
               -----------
to, this Agreement, or the breach thereof, with the exception of any claim arising out of, or relating to, Sections 5 and/or 6 hereof or any Confidentiality Agreement executed pursuant thereto, or the breach of any of the foregoing, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          15.  Force Majeure. Neither party hereto shall be held responsible for
               -------------
any failure or delay in the performance of its obligations hereunder if such failure is due to Force Majeure, which shall include acts of God, fire, flood, strikes or other labor disorders, acts of Government, war or civil disturbance, and telephone and other communication line failures. During the period of any such failure or delay, the obligations of the parties hereto shall be suspended and shall resume when resolved.

          16.  Assignment. ASC may transfer or assign this Agreement, or any
               ----------
right or obligation hereunder, without the prior written consent of Customer, provided that the assignee executes and delivers to Customer an assumption agreement pursuant to which it will assume all obligations on its part to be performed hereunder. Customer may not transfer or assign this Agreement, or any right or obligation hereunder, without the prior written consent of ASC which shall be in ASC's absolute and sole discretion.

          17.  Notice. Whenever notice or any other communication is required or
               ------
permitted pursuant to any provision of this Agreement, the parities hereto agree that, except as otherwise expressly provided in this Agreement, such notice or other communication shall be made by hand delivery, telefacsimile transmission, a recognized overnight courier or by certified mail, return receipt requested, addressed to the address of the other party hereto set forth above, or to such other address as may be designated by written notice. If sent by certified mail, return receipt requested, notices shall be deemed to have been made on the date which is two (2) days after the date postmarked by the United States Post Office. In all other cases, notices shall be deemed to have been made when delivered.

          18.  Non-Waiver. Waiver by any party hereto of any breach of this
               ----------
Agreement or the failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right, nor shall the failure of any party hereto to take action by reason of any such breach or to exercise any such right deprive such party of the right to take action at any time while such breach or condition giving rise to such right continues in effect.

          19.  Time Limitations. Any cause of action arising out of or related
               ----------------
to this Agreement must be brought no later than one year after the cause of action has accrued.

          20.  Severability. If any of the covenants, terms, conditions or
               ------------
provisions of this Agreement are held invalid for any reason, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, as the provisions of this Agreement are intended to be and shall be deemed severable.

          21.  Applicable Law. This Agreement shall be governed by, and
               --------------
construed in accordance with, the laws of the State of New York, applicable to contracts executed and to be fully performed therein, without giving effect to the principles of conflicts of law.

          22.  Captions and Headings. The captions and headings used in this
               ---------------------
Agreement are for convenience only and are not to be considered in construing the terms of this Agreement.

          23.  Entire Agreement. This Agreement contains the entire agreement of
               ----------------
the parties hereto concerning the subject matter hereof, and supersedes any and all prior agreements among the parties hereto concerning the subject matter hereof, which prior agreements are hereby canceled. This Agreement may only be changed, modified, amended, by an agreement in writing, signed by the parties hereto.

          24.  Counterparts. This Agreement may be executed simultaneously in
               ------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date of the day, month and year first above written.



                                       AUTOMATED SECURITIES
                                       CLEARANCE, LTD.


                                       By:   /s/ Robert Greifeld
                                          ------------------------------------
                                            Name:  Robert Greifeld
                                            Title: President
                                            Date:

                                       KNIGHT SECURITIES


                                       By:   /s/ Kenneth Pasternak
                                           ------------------------------------
                                             Name:  Kenneth Pasternak
                                             Title: President
                                             Date:  04/10/95

                                  SCHEDULE A
                                  ----------


The major functionality modules of the BRASS System is as follows:

     Position Management
          . BRASS will provide a real time updating of all positions maintained by the Customer with the BRASS System.

     Automatic Regulatory Reporting
          . As a part of the trade processing cycle, BRASS will automatically perform the following reporting functions:

                    *    ACT Reporting
                    *    90 Second Reporting
                    *    Tick Reporting
                    *    Pink Sheet Reporting
                    *    Generation of Form T Report

     Automatic Execution
          . BRASS will support the automatic execution of incoming orders at the price of the NASDAQ Level I inside market. This will be controlled by parameters established by the Customer.

          . BRASS will directly interface to the automated trading systems established by NASDAQ (i.e., SOES, ACES, Selectnet).

     Open Order Management
          . BRASS will continually monitor the open order file against the NASDAQ Level I inside market. When an open order hits a market condition, BRASS will process that order based upon parameters established by the Customer.

     Trade Entry Support
          . BRASS will support the direct entry of dealer to dealer trades, and Customer to dealer trades.

     Real-time Profitability Analysis
          . BRASS will provide a real-time profitability analysis of all trades processed through the system.

     Real       Reporting

     Manning I and Manning II Compliance

     Short Sale Compliance

     Customer Terminal Support

     Institutional Sales Commission Calculation